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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the company's previously filed Registration Statements on Form S-8 File Nos. 33-59159, 33-67158, 333-11833, 333-11837 and 333-46399.



ARTHUR ANDERSEN LLP


West Palm Beach, Florida,
    March 17, 1998.